UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 3, 2016

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. Scottsdale Road, Suite 4400
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(e)

The Compensation Committee of the Board of Directors of Magellan Health, Inc. (the “Company”) authorized the grant of non-qualified stock options and performance-based restricted stock units (“PSUs”) to members of management pursuant to the Company’s 2011 Management Incentive Plan (the “2011 MIP”) on February 24, 2016, with such options and PSUs valued and granted at the close of business on March 3, 2016, in accordance with the Company’s equity award policy.  On March 3, 2016, the Company issued non-qualified stock options to Barry M. Smith, Chief Executive Officer; Jonathan N. Rubin, Chief Financial Officer; Mostafa M. Kamal, Chief Executive Officer, Magellan Rx Management; Sam K. Srivastava, Chief Executive Officer, Magellan Healthcare; and Daniel N. Gregoire, General Counsel, to purchase 109,601, 28,496, 21,920, 32,880 and 15,125 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), respectively, at an exercise price of $64.87 per share, vesting in three equal annual installments on March 3, 2017, March 3, 2018 and March 3, 2019.  Vesting is conditional on the grantee’s continued service with the Company on those vesting dates.  The vesting of the options may accelerate upon a termination by reason of retirement as determined pursuant to the formal retirement policy of the Company or a termination of employment following a change in control of the Company, as provided in the pertinent award notice.  Such options have a term of ten years from the date of grant and are otherwise on terms and conditions included in the form of Stock Option Agreement and Notice of Stock Option Grant filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Messrs. Smith, Rubin, Kamal, Srivastava, and Gregoire also received grants of PSUs for 25,615, 6,660, 5,123, 7,684 and 3,535 shares of Common Stock on March 3, 2016.  The PSUs will entitle the grantee to receive a number of shares of the Company’s Common Stock determined over a three-year performance period ending on December 31, 2018 and vesting on March 3, 2019, the settlement date, provided that the grantee remains in the service of the Company on that settlement date.  The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the Company’s “Relative Total Shareholder Return,” expressed as a percentile ranking of the Company’s “Total Shareholder Return” as compared to the Company’s “Peer Group” set forth in the grant notice.  The number of shares for which the PSUs will be settled will vary from 0% to 200% of the shares specified in the grant, as follows:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Percentage Level
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	50%
<25th Percentile	0%

Under this formula, for every 1% of percentile ranking of Total Shareholder Return that the Company achieves above the median of the Peer Group, the grant recipient will receive an additional 4% of target payout, and for every 1% of percentile ranking of Total Shareholder Return by which the Company is below the median of the Peer Group, the grant recipient will receive a reduced 2% of target payout. For example, if the Company achieves a Total Shareholder Return for the measuring period which ranks 21st among 56 Peer Group companies (and thus is at the 63.6 percentile), the grant recipient will receive 154.4% of the shares for which the grant is targeted on the settlement date.

For purposes of the awards, “Total Shareholder Return” is determined by dividing the average share value of the Company’s Common Stock over the 30 trading days preceding January 1, 2019 by the average share value of the Company’s Common Stock over the 30 trading days beginning on January 1, 2016, with a deemed reinvestment of any dividends declared during the performance period.  The Company’s “Peer Group” includes 56 companies which comprise the S&P Health Care Services Industry Index as of February 29, 2016, which was selected by the

Compensation Committee of the Company’s Board of Directors and includes a range of healthcare companies operating in several business segments.  Such PSU awards are otherwise on the terms and conditions included in the form of Performance-Based Restricted Stock Unit Agreement and Notice of Performance-Based Restricted Stock Unit Award filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K.  The vesting of the PSUs may accelerate upon a termination of employment following a change in control of the Company as provided in the pertinent award notice.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired:	Not applicable.

(b) Pro forma financial information:	Not applicable.

(d)  Exhibits:

Exhibit No.	Description
10.1	Form of Stock Option Agreement pursuant to the 2011 MIP.

10.2	Form of Notice of Stock Option Grant pursuant to the 2011 MIP.

10.3	Form of Performance-Based Restricted Stock Unit Agreement pursuant to the 2011 MIP.

10.4	Form of Notice of Performance-Based Restricted Stock Unit Award pursuant to the 2011 MIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: March 7, 2016	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial
Officer